EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87430, 333-55788, 333-83414, 333-37042, 333-80995, 033-61387, 033-52805, 333-113258 and 333-113260 on Form S-8 Registration Statement Nos. 333-83382, 333-44303, 033-57807 and 333-115255 on Form S-3 and Registration Statement No. 333-116636 on Form S-4 of our report dated March 14, 2005 (May 17, 2005 as to Note 22, Pending Acquisition, and the references to segment information in Notes 1, 4, 5 and 19), which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company’s acquisition on February 27, 2004 of all the outstanding shares of Moore Wallace Incorporated, appearing in this Current Report on Form 8-K dated May 18, 2005 of R.R. Donnelley & Sons Company for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Stamford, Connecticut

May 17, 2005